NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact: Media Contact:

Jeffrey W. Farrar Linda Caldwell

Executive Vice President and CFO Director of Marketing

(434) 964-2217 (434) 964-2307

JFarrar@StellarOne.com LCaldwell@StellarOne.com

STELLARONE CORPORATION

TO REDUCE QUARTERLY DIVIDEND TO $.04 PER SHARE - RETAINING $10.8 MILLION IN CAPITAL ANNUALLY AS A PRECAUTIONARY MEASURE UNTIL MARKET CONDITIONS IMPROVE

Charlottesville, VA, March 26, 2009 - StellarOne Corporation (NASDAQ: STEL) (StellarOne) today announced that its Board of Directors has reduced the Company's quarterly common stock cash dividend from $0.16 to $0.04 per share, effective for the dividend payable May 29, 2009, to shareholders of record on May 11, 2009. The Board anticipates maintaining this level for the foreseeable future, and would hope to return dividend rates to a normalized level in conjunction with earnings as conditions improve. This action will enable the Company to retain an additional $10.8 million in common equity per year.

"While we truly agonize over the impact of lowering dividend levels to our shareholders, we also recognize the need for the Company to maintain capital in what has become a truly extraordinary chapter in our nation's economy. Our action today is being done as one of several capital preservation initiatives being undertaken. We believe that this precautionary measure will ensure that our strong balance sheet and capital position remain intact even if conditions worsen significantly. We have always maintained a focus of creating value for the shareholder in the long term, and feel this action is necessary to ensure the Company remains healthy during this economic crisis and will be poised to prosper when conditions improve," said O. R. Barham, Jr., President and Chief Executive Officer.

"Today's dividend action is not directly related to our TARP investment. Our reason for accepting TARP capital still remains the same - namely, to further protect our capital base during this challenging economic time and assist in efforts to stabilize the banking system. The decision to preserve our common equity through restricting our dividend does help position our Company to repay TARP as soon as is prudent and still maintain a strong capital position," Barham added.

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of its sole affiliate, StellarOne Bank, StellarOne operates 61 full-service financial centers, one loan production office, and 66 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results or those anticipated. When we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne's actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne's acquisitions and dispositions may be less than projected, (ii) competitive pressure in the banking industry or in StellarOne's markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, and (vii) changes may occur in the securities markets. Please refer to StellarOne's filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.